Series Number: 6 & 7
For period ending 09/30/2017

       Investor Class
First $1 billion 0.647%
Next $1 billion 0.595%
Next $3 billion 0.565%
Next $5 billion 0.545%
Next $15 billion 0.532%
Next $25 billion 0.530%
Over $50 billion 0.530%